PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Director, Global Communications & Content Strategy (831) 458-7537

Plantronics Announces Second Quarter Fiscal Year 2016 Financial Results
Revenues & EPS Exceed Guidance

SANTA CRUZ, CA - November 5, 2015 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal year 2016 financial results. Highlights of the second quarter include the following (comparisons are against the second quarter of fiscal year 2015):

•	Net revenues were $215.0 million compared with $215.8 million, and above our guidance of $202 million to $212 million

•	GAAP gross margin was 51.6% compared with 54.6%

◦	Non-GAAP gross margin was 52.0% compared with 54.9%

•	GAAP operating income was $34.1 million compared with $37.9 million

◦	Non-GAAP operating income was $43.0 million compared with $45.3 million

•	GAAP diluted earnings per share (“EPS”) was $0.52 compared with $0.65, and above our guidance of $0.39 to $0.47

◦	Non-GAAP diluted EPS was $0.70 compared with $0.77, and above our guidance of $0.58 to $0.66

Q2 Fiscal Year 2016 GAAP Results

	Q2 2015		Q2 2016		Change (%)
Net revenues	$215.8	million	$215.0	million	(0.4)%
Operating income	$37.9	million	$34.1	million	(10.0)%
Operating margin	17.6%		15.9%
Diluted EPS	$0.65		$0.52		(20.0)%

Q2 Fiscal Year 2016 Non-GAAP Results

	Q2 2015		Q2 2016		Change (%)
Operating income	$45.3	million	$43.0	million	(5.1)%
Operating margin	21.0%		20.0%
Diluted EPS	$0.77		$0.70		(9.1)%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Our stronger than expected second quarter results were driven by improved sales in Enterprise revenues offset by a decline in Consumer revenues and a continued significant currency headwind affecting both product groups,” stated Ken Kannappan, President & CEO. “We achieved healthy operating margins while maintaining a significant investment in long-term strategic opportunities. Our new product introductions in major product categories have received a good response from customers and partners.”

“In addition to currency headwinds, we recorded an unusually large revenue adjustment of $3.6 million related to our customer discount reserve as a result of increased visibility into the length of time our channel partners take to utilize approved discounts,” stated Pam Strayer, Senior Vice President and Chief Financial Officer. “After adjusting for currency as well as this reserve, revenues grew by 5% year over year. Our Adjusted Non-GAAP operating margins for the quarter were 22% and Adjusted Non-GAAP earnings per share grew by 16%. We repurchased $189 million of our common stock in the quarter, using the remainder of the proceeds of our senior notes offering from the June quarter. We ended the quarter with cash, cash equivalents and investments of $506 million. The above Adjusted Non-GAAP metrics are calculated on a constant currency basis and exclude the effect of the reserve adjustment.”

Enterprise net revenues were up slightly to $160.5 million in the second quarter of fiscal year 2016 compared with $156.7 million in the second quarter of fiscal year 2015.

Consumer net revenues were $54.5 million in the second quarter of fiscal year 2016, down from $59.1 million in the second quarter of fiscal year 2015, due primarily to a decline in mono Bluetooth demand.

Plantronics Announces Quarterly Dividend of $0.15

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on December 10, 2015 to all shareholders of record as of the close of business on November 20, 2015.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the third quarter of fiscal year 2016:

•	Net revenues of $225 million to $235 million;

•	GAAP operating income of $31 million to $36 million;

•	Non-GAAP operating income of $40 million to $45 million, excluding the impact of $9 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 34 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.52 to $0.62;

•	Non-GAAP diluted EPS of $0.71 to $0.81; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.19 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call and Prepared Remarks

Plantronics is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available in the Investor Relations section of the Plantronics website in conjunction with the press release.

We have scheduled a conference call to discuss second quarter fiscal 2016 financial results. The conference call will take place today, November 5th, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

A replay of the call with the conference ID # 53970357 will be available until December 5, 2015 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month. A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

We are also presenting additional “Adjusted Non-GAAP” metrics. These metrics are calculated on a constant currency basis and exclude the impact of our Q2 FY16 customer discount reserve adjustment. We have reconciled these Adjusted Non-GAAP metrics within the tables at the end of this press release.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) estimates of GAAP and non-GAAP financial results for the third quarter of fiscal year 2016, including net revenues, operating income and diluted EPS; (ii) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the third quarter of fiscal year 2016; and (iii) our estimate of weighted average shares outstanding for the third quarter of fiscal year 2016, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2015 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics
Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. EncorePro, Voyager and Plantronics are trademarks of Plantronics, Inc. registered in the US and other countries, and Voyager Focus UC is trademark of Plantronics Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Net revenues	$215,805	$215,017	$432,467	$421,375
Cost of revenues	97,978	104,047	199,930	203,047
Gross profit	117,827	110,970	232,537	218,328
Gross profit %	54.6%	51.6%	53.8%	51.8%

Research, development and engineering	23,769	22,609	46,289	45,803
Selling, general and administrative	60,350	54,296	116,779	109,974
Gain from litigation settlements	(4,150)	(31)	(6,150)	(907)
Total operating expenses	79,969	76,874	156,918	154,870
Operating income	37,858	34,096	75,619	63,458
Operating income %	17.5%	15.9%	17.5%	15.1%

Interest expense	(142)	(7,320)	(150)	(10,061)
Other non-operating income and (expense), net	(543)	(2,138)	485	(2,423)
Income before income taxes	37,173	24,638	75,954	50,974
Income tax expense	9,752	6,742	19,861	11,850
Net income	$27,421	$17,896	$56,093	$39,124

% of net revenues	12.7%	8.3%	13.0%	9.3%

Earnings per common share:
Basic	$0.66	$0.53	$1.35	$1.09
Diluted	$0.65	$0.52	$1.32	$1.07

Shares used in computing earnings per common share:
Basic	41,765	33,590	41,692	35,796
Diluted	42,505	34,245	42,560	36,676

Effective tax rate	26.2%	27.4%	26.1%	23.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2015	2015
ASSETS
Cash and cash equivalents	$276,850	$304,836
Short-term investments	97,859	119,607
Total cash, cash equivalents and short-term investments	374,709	424,443
Accounts receivable, net	136,581	139,939
Inventory, net	56,676	57,760
Deferred tax assets	6,564	6,518
Other current assets	28,124	30,464
Total current assets	602,654	659,124
Long-term investments	107,590	81,132
Property, plant and equipment, net	139,413	143,188
Goodwill and purchased intangibles, net	16,077	15,952
Other assets	10,308	7,791
Total assets	$876,042	$907,187
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,781	$43,172
Accrued liabilities	62,041	60,764
Total current liabilities	94,822	103,936
Long-term debt, net of issuance costs	—	488,884
Long-term income taxes payable	12,984	12,574
Revolving line of credit	34,500	—
Other long-term liabilities	6,339	8,831
Total liabilities	148,645	614,225
Stockholders' equity	727,397	292,962
Total liabilities and stockholders' equity	$876,042	$907,187

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Cash flows from operating activities
Net Income	$27,421	$17,896	$56,093	$39,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,464	4,833	9,088	9,819
Amortization of debt issuance cost	—	362	—	483
Stock-based compensation	7,387	8,832	13,692	16,882
Excess tax benefit from stock-based compensation	(692)	(759)	(1,684)	(3,150)
Deferred income taxes	(946)	(1,339)	1,769	2,807
Provision for excess and obsolete inventories	186	682	565	1,084
Other operating activities	(1,685)	(1,500)	(1,104)	3,037
Changes in assets and liabilities:
Accounts receivable, net	10,999	(11,404)	(1,632)	(2,825)
Inventory, net	(1,136)	(2,524)	(5,119)	(2,166)
Current and other assets	(1,961)	679	(2,931)	(2,190)
Accounts payable	2,163	4,058	8,158	9,016
Accrued liabilities	(3,251)	6,883	(7,771)	671
Income taxes	(456)	(3,725)	2,907	(6,144)
Cash provided by operating activities	42,493	22,974	72,031	66,448

Cash flows from investing activities
Proceeds from sale of investments	15,937	8,454	20,951	24,829
Proceeds from maturities of investments	30,375	14,980	81,275	40,405
Purchase of investments	(44,358)	(17,757)	(99,225)	(61,591)
Acquisitions, net of cash acquired	(150)	—	(150)	—
Capital expenditures	(6,107)	(9,126)	(13,419)	(13,092)
Cash used for investing activities	(4,303)	(3,449)	(10,568)	(9,449)

Cash flows from financing activities
Repurchase of common stock	(6,479)	(188,776)	(18,917)	(473,220)
Employees' tax withheld and paid for restricted stock and restricted stock units	(448)	(596)	(6,235)	(10,499)
Proceeds from issuances under stock-based compensation plans	8,592	5,994	11,424	9,071
Proceeds from revolving line of credit	—	—	—	155,749
Repayments of revolving line of credit	—	—	—	(190,249)
Proceeds from bonds issuance, net	—	(1,269)	—	488,401
Payment of cash dividends	(6,447)	(5,158)	(12,836)	(10,986)
Excess tax benefit from stock-based compensation	692	759	1,684	3,150
Cash used for financing activities	(4,090)	(189,046)	(24,880)	(28,583)
Effect of exchange rate changes on cash and cash equivalents	(1,121)	(1,022)	(1,058)	(430)
Net increase (decrease) in cash and cash equivalents	32,979	(170,543)	35,525	27,986
Cash and cash equivalents at beginning of period	235,250	475,379	232,704	276,850
Cash and cash equivalents at end of period	$268,229	$304,836	$268,229	$304,836

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
GAAP Gross profit	$117,827	$110,970	$232,537	$218,328
Stock-based compensation	668	879	1,203	1,658
Non-GAAP Gross profit	$118,495	$111,849	$233,740	$219,986
Non-GAAP Gross profit %	54.9%	52.0%	54.0%	52.2%

GAAP Research, development and engineering	$23,769	$22,609	$46,289	$45,803
Stock-based compensation	(2,115)	(2,619)	(3,866)	(4,978)
Purchase accounting amortization	(61)	(63)	(111)	(125)
Non-GAAP Research, development and engineering	$21,593	$19,927	$42,312	$40,700

GAAP Selling, general and administrative	$60,350	$54,296	$116,779	$109,974
Stock-based compensation	(4,604)	(5,334)	(8,623)	(10,246)
Non-GAAP Selling, general and administrative	$55,746	$48,962	$108,156	$99,728

GAAP Operating expenses	$79,969	$76,874	$156,918	$154,870
Stock-based compensation	(6,719)	(7,953)	(12,489)	(15,224)
Purchase accounting amortization	(61)	(63)	(111)	(125)
Non-GAAP Operating expenses	$73,189	$68,858	$144,318	$139,521

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2014		2015		2014		2015
GAAP Operating income	$37,858		$34,096		$75,619		$63,458
Stock-based compensation	7,387		8,832		13,692		16,882
Purchase accounting amortization	61		63		111		125
Non-GAAP Operating income	$45,306		$42,991		$89,422		$80,465

GAAP Net income	$27,421		$17,896		$56,093		$39,124
Stock-based compensation	7,387		8,832		13,692		16,882
Purchase accounting amortization	61		63		111		125
Income tax effect of above items	(2,250)		(2,656)		(4,050)		(4,994)
Income tax effect of unusual tax items	(74)	(1)	(177)	(1)	(347)	(1)	(1,171)	(1)
Non-GAAP Net income	$32,545		$23,958		$65,499		$49,966

GAAP Diluted earnings per common share	$0.65		$0.52		$1.32		$1.07
Stock-based compensation	0.17		0.26		0.32		0.46
Income tax effect	(0.05)		(0.08)		(0.10)		(0.17)
Non-GAAP Diluted earnings per common share	$0.77		$0.70		$1.54		$1.36

Shares used in diluted earnings per common share calculation	42,505		34,245		42,560		36,676

(1)	Excluded amount represents tax benefits from the release of tax reserves.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

We are also presenting additional “Adjusted Non-GAAP” metrics. These metrics are calculated on a constant currency basis and exclude the impact of our Q2 FY16 customer discount reserve adjustment. We have reconciled these Adjusted Non-GAAP metrics within the tables at the end of this press release.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216
GAAP Gross profit	$114,710	$117,827	$119,916	$109,166	$107,358	$110,970
Stock-based compensation	535	668	685	695	779	879
Non-GAAP Gross profit	$115,245	$118,495	$120,601	$109,861	$108,137	$111,849
Non-GAAP Gross profit %	53.2%	54.9%	52.0%	54.7%	52.4%	52.0%

GAAP Operating expenses	$76,949	$79,969	$79,302	$76,314	$77,996	$76,874
Stock-based compensation	(5,770)	(6,719)	(6,745)	(6,774)	(7,271)	(7,953)
Purchase accounting amortization	(50)	(61)	(64)	(63)	(62)	(63)
Non-GAAP Operating expenses	$71,129	$73,189	$72,493	$69,477	$70,663	$68,858

GAAP Operating income	$37,761	$37,858	$40,614	$32,852	$29,362	$34,096
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832
Purchase accounting amortization	50	61	64	63	62	63
Non-GAAP Operating income	$44,116	$45,306	$48,108	$40,384	$37,474	$42,991
Non-GAAP Operating income %	20.4%	21.0%	20.8%	20.1%	18.2%	20.0%

GAAP Income before income taxes	$38,781	$37,173	$38,596	$30,701	$26,336	$24,638
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832
Purchase accounting amortization	50	61	64	63	62	63
Non-GAAP Income before income taxes	$45,136	$44,621	$46,090	$38,233	$34,448	$33,533

GAAP Income tax expense	$10,109	$9,752	$8,212	$4,877	$5,108	$6,742
Income tax effect of above items	1,800	2,250	2,204	2,252	2,338	2,656
Income tax effect of unusual tax items	273	74	2,028	489	994	177
Non-GAAP Income tax expense	$12,182	$12,076	$12,444	$7,618	$8,440	$9,575
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.1%	27.0%	19.9%	24.5%	28.6%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216
GAAP Net income	$28,672	$27,421	$30,384	$25,824	$21,228	$17,896
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832
Purchase accounting amortization	50	61	64	63	62	63
Income tax effect of above items	(1,800)	(2,250)	(2,204)	(2,252)	(2,338)	(2,656)
Income tax effect of unusual tax items	(273)	(74)	(2,028)	(489)	(994)	(177)
Non-GAAP Net income	$32,954	$32,545	$33,646	$30,615	$26,008	$23,958

GAAP Diluted earnings per common share	$0.68	$0.65	$0.71	$0.61	$0.55	$0.52
Stock-based compensation	0.15	0.17	0.18	0.17	0.21	0.26
Income tax effect	(0.05)	(0.05)	(0.10)	(0.06)	(0.09)	(0.08)
Non-GAAP Diluted earnings per common share	$0.78	$0.77	$0.79	$0.72	$0.67	$0.70

Shares used in diluted earnings per common share calculation	42,466	42,505	42,700	42,482	38,943	34,245

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$152,354	$156,680	$161,591	$148,660	$151,757	$160,468
Consumer	64,308	59,125	70,190	52,102	54,601	54,549
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017
Net revenues by geographic area from unaffiliated customers:
Domestic	$124,467	$123,697	$123,092	$116,351	$117,578	$123,803
International	92,195	92,108	108,689	84,411	88,780	91,214
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017

Balance Sheet accounts and metrics:
Accounts receivable, net	$150,765	$140,427	$157,322	$136,581	$127,160	$139,939
Days sales outstanding (DSO)	63	59	61	61	55	59
Inventory, net	$60,968	$63,551	$57,724	$56,676	$55,918	$57,760
Inventory turns	6.7	6.2	7.8	6.5	7.1	7.2

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures
($ in millions, except per share data)

Net Revenues	Q2'15 ($)	Q2'16 ($)	Change ($)	Change (%)
Net Revenues as reported (GAAP)	$215.8	$215.0	$(0.8)	0%
Less Hedge Gains	—	(2.2)
Impact of Year over Year Foreign Currency Exchange Rate Movements	—	10.5
Constant Currency Revenues (Non-GAAP)	—	223.3
Impact of Customer Reserve Adjustment	—	3.6
Adjusted Revenues (Non-GAAP)	$215.8	$226.9	$11.1	5%

Operating Income	Q2'15 ($)	Q2'15 (%)	Q2'16 ($)	Q2'16 (%)
Operating Income as reported (GAAP)	$37.9	17.6%	$34.1	15.9%
Stock-based compensation & Purchase accounting amortization	7.4		8.9
Non-GAAP Operating Income	45.3	21.0%	43.0	20.0%
Less Hedge Gains, net	—		(1.0)
Impact of Year over Year Foreign Currency Exchange Rate Movements	—		4.3
Constant Currency Operating Income (Non-GAAP)	—		46.3	20.7%
Impact of Customer Reserve Adjustment	—		3.6
Adjusted Operating Income (Non-GAAP)	$45.3	21.0%	$49.9	22.0%

Diluted Earnings per Common Share ("EPS")	Q2'15 ($)	Q2'16 ($)	Change ($)	Change (%)
Diluted EPS (GAAP)	$0.65	$0.52	$(0.13)	(20)%
Stock-based compensation	0.17	0.26
Income Tax Effect	(0.05)	(0.08)
Non-GAAP Diluted EPS	0.77	0.70	(0.07)	(9)%
Less Hedge Gains, net of tax	—	(0.05)
Impact of Year over Year Foreign Currency Exchange Rate Movements, net of tax	—	0.16
Constant Currency Diluted EPS (Non-GAAP)	—	0.81
Impact of Customer Reserve Adjustment, net of tax	—	0.08
Adjusted Diluted EPS (Non-GAAP)	$0.77	$0.89	$0.12	16%